99.C

LETTER OF TRANSMITTAL

REGARDING

LIMITED LIABILITY COMPANY INTERESTS

IN

GROSVENOR REGISTERED MULTI-STRATEGY FUND (TE), LLC

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED DECEMBER 27, 2011

The Offer and withdrawal rights will expire at, and this Letter of Transmittal must be received by, 12:00 midnight, Eastern Time, on Thursday, January 26, 2012, unless the Offer is extended.

Complete this Letter of Transmittal and Return by Mail, E-Mail or Fax to:

By Mail:

Grosvenor Funds

c/o BNY Mellon Alternative Investment Services

400 Bellevue Parkway

19C-0204

Wilmington, DE 19809

Phone: (866) 211-4521

By E-Mail:

grosvenordeinvservices@bnymellon.com

Please include the words “Grosvenor Funds Tender Documents” in the subject line.

By Fax:

(302) 791-2790

Letter of Transmittal – TE (GSLLC)	Page 1

Ladies and Gentlemen:

The undersigned hereby tenders to Grosvenor Registered Multi-Strategy Fund (TE), LLC, a closed-end, diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited liability company interest (hereinafter the “Interest” or “Interests” as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase dated December 27, 2011 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Interest in the Fund or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all the undersigned’s Interests in the Fund may be purchased.

The undersigned acknowledges that this Letter of Transmittal must be received by the Fund by either mail, e-mail of fax by 12:00 midnight, Eastern Time, on January 26, 2012, and that the method of delivery of any document is at the election and the complete risk of the undersigned, including, but not limited to, the failure of the Fund, to receive any Letter of Transmittal or other document.

A non-transferable, non-interest bearing promissory note for the purchase price will be paid to the undersigned if the Fund accepts for purchase the Interest or portion thereof tendered hereby. The undersigned acknowledges that the promissory note will be held for the undersigned by BNY Mellon Investment Servicing (US) Inc., the Fund’s administrator. The cash payment(s) of the purchase price for the Interest or portion thereof tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer of the proceeds to the undersigned’s account of record, or wire transferred directly to the account designated by the Investor in this Letter of Transmittal. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the institution at which the account is held may subject such withdrawal to any fees that it would customarily assess upon the withdrawal of cash from such account. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund’s Board of Directors.

If 95% or more of the undersigned’s Interest is tendered and accepted for purchase, the promissory note will also provide for a contingent payment portion of the purchase price, if any, as described in Section 7 of the Offer to Purchase. Any contingent payment of cash due pursuant to a note will also

Letter of Transmittal – TE (GSLLC)	Page 2

be made by wire transfer to the undersigned’s account as designated in this Letter of Transmittal. The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of March 31, 2012 (the “Valuation Date”), subject to an extension of the Offer as described in Section 8 of the Offer to Purchase. The contingent payment portion of the purchase price, if any, will be made within 120 days of the Valuation Date.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

If you do not want to sell your Interests at this time, please disregard this notice. This is simply notification of the Fund’s tender offer. If you decide to tender, you are responsible for confirming that the Fund has received your documents in good order.

Letter of Transmittal – TE (GSLLC)	Page 3

PART 1 – Name

Name of Investor:

Address of Investor:

Account Number:	Phone Number:

E-Mail Address for Confirmation of Receipt:

PART 2 – Amount of Limited Liability Company Interest in the Fund to be Tendered

Please check one:

☐	Entire limited liability company interest

☐	Portion of limited liability company interest expressed as specific dollar value: $

Partial tenders are subject to maintenance of a minimum limited liability company interest of at least $50,000. The undersigned understands that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below $50,000, the Fund reserves the right to reduce the amount to be purchased from the undersigned so a minimum $50,000 capital account balance is maintained.

PART 3 – Payment

The promissory note for the purchase price will be held for you by BNY Mellon Investment Servicing (US) Inc., the Fund’s administrator.

Cash payments will be wire transferred directly to the account designated by the Investor. Cash payments wired directly to such Investor accounts may be subject upon withdrawal from the account to any fees that the institution at which the account is held would customarily assess upon the withdrawal of cash from the account.

☐	Wire the proceeds into my account already on file with the Fund.

☐	Wire the proceeds to:

Institution:

ABA Number:

Account Number:

Account Name:

For Further Credit Name:

For Further Credit Account Number:

Reference Information: Grosvenor Registered Multi-Strategy Fund (TI 1), LLC

Letter of Transmittal – TE (GSLLC)	Page 4

PART 4 – Signature(s)

FOR INDIVIDUAL INVESTORS (including spouses invested jointly):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

FOR ENTITY INVESTORS (e.g., trusts, endowments, foundations, corporations, and partnerships):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Letter of Transmittal – TE (GSLLC)	Page 5

PLEASE CONTACT YOUR MERRILL FINANCIAL ADVISER TO ENSURE THE PROPER COMPLETION AND SUBMISSION OF THE NECESSARY DOCUMENTATION

LETTER OF TRANSMITTAL

REGARDING

LIMITED LIABILITY COMPANY INTERESTS

IN

GROSVENOR REGISTERED MULTI-STRATEGY FUND (TE), LLC

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED DECEMBER 27, 2011

The Offer and withdrawal rights will expire at, and this Letter of Transmittal must be received by, 12:00 midnight, Eastern Time, on Thursday, January 26, 2012, unless the Offer is extended.

Letter of Transmittal – TE (ML)	Page 1

Ladies and Gentlemen:

The undersigned hereby tenders to Grosvenor Registered Multi-Strategy Fund (TE), LLC, a closed-end, diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited liability company interest (hereinafter the “Interest” or “Interests” as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase dated December 27, 2011 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Interest in the Fund or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all the undersigned’s Interests in the Fund may be purchased.

A non-transferable, non-interest bearing promissory note for the purchase price will be paid to the undersigned if the Fund accepts for purchase the Interest or portion thereof tendered hereby. The undersigned acknowledges that the promissory note will be held for the undersigned by BNY Mellon Investment Servicing (US) Inc., the Fund’s administrator. The cash payment(s) of the purchase price for the Interest or portion thereof tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer of the proceeds to the undersigned’s account at Merrill. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the institution at which the account is held may subject such withdrawal to any fees that it would customarily assess upon the withdrawal of cash from such account. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund’s Board of Directors.

If 95% or more of the undersigned’s Interest is tendered and accepted for purchase, the promissory note will also provide for a contingent payment portion of the purchase price, if any, as described in Section 7 of the Offer to Purchase. Any contingent payment of cash due pursuant to a note will also be made by wire transfer to the undersigned’s account as designated in this Letter of Transmittal. The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of March 31, 2012 (the “Valuation Date”), subject to an extension of the Offer as described in Section 8 of the Offer to Purchase. The contingent payment portion of the purchase price, if any, will be made within 120 days of the Valuation Date.

Letter of Transmittal – TE (ML)	Page 2

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

Investors wishing to tender Interests pursuant to the Offer should contact their Merrill Financial Adviser (“Merrill FA”) who will enter the order and provide the Investor with a customized Tender Offer Form for its account. Included with this Offer material is a sample Tender Offer Form which is for reference only. The Tender Offer Form generated for an Investor’s account will need to be signed and returned to the Investor’s Merrill FA. Upon receiving signed documentation, the Investor’s Merrill FA will submit the form for processing. An Investor’s Merrill FA must submit the form by the Expiration Date.

If you do not want to sell your Interests at this time, please disregard this notice. This is simply notification of the Fund’s tender offer. If you decide to tender, you are responsible for confirming that your Merrill Financial Adviser has received your documents in good order.

Letter of Transmittal – TE (ML)	Page 3

Document #:	Investor Name:
Account #:

Requested Tender or Redemption Order Form

1.	INFORMATION

a.	Investor Information

Investor Name(s):

Account Number:

Distribution Channel:

Phone Number:

E-Mail Address:

Account Registration:

b.	Financial Adviser or Portfolio Manager Information

FA /PM Name:

Production Number / Common Associate ID:

Wire Call / Location:

Phone Number:

E-Mail Address:

2.	REQUESTED TENDER OR REDEMPTION DETAILS

a.	Fund Information

Fund Name:

b.	Order Information

Effective Date:

Full Tender /Redemption:

Partial Tender / Redemption:	Units:	OR	Dollars:

Additional Information:

3.	PAYMENT

a	Cash Payment

Cash payment due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution of proceeds into the undersigned’s account.

Letter of Transmittal – TE (ML)	Page 4

Document #:	Investor Name:
Account #:

4.	SIGNATURE(S)

a.	Individual or Joint Investors (Including spouses invested jointly)

Subscriber Name: (Print clearly)

Subscriber Signature:	☒	Date:

Joint Subscriber Name: (If any, print clearly)

Joint Subscriber Signature: (If any)	☒	Date:

Entity Investors (Including IRAs/IRRAs, trusts, endowments, foundations, corporations and partnerships)
If more than two Authorizing Signatures are required, please attach a separate Authorizing Signature Page. Include Name, Title, Signature and Date.

Entity Name: (Print clearly)

Authorizing Signature Name: (Print clearly)

Authorizing Signature Title: (Print clearly)

Authorizing Signature:	☒	Date:

Authorizing Signature Name: (If any, print clearly)

Authorizing Signature Title: (If any, print clearly)

Authorizing Signature: (If any)	☒	Date:

b.	Financial Adviser or Portfolio Manager

FA/PM Name: (Print clearly)

FA/PM Signature:	☒	Date:

Investors should retain a copy of this form for their records.

FOR FINANCIAL ADVISERS/PORTFOLIO MANAGERS:

Please verify or complete all of the required fields and update on the document if necessary. To complete this order, you must scan the signed and completed form and upload within the AI Processing Center. Please note that this order is not considered complete until the AI Dashboard shows Document Approved. All documents must be submitted and approved prior to the deadline.

Letter of Transmittal – TE (ML)	Page 5